Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-107718, 333-136892, 333-136895, 333-151638, 333-160869, 333-168349, 333-181892, 333-196579, 333-211795, 333-225327, 333-229784, and 333-240238) of NETGEAR, Inc. of our report dated  February 16, 2021 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 16, 2021